Investor Relations Contacts Kate Sidorovich (415) 445-3236 kate@marketstreetpartners.com Jon Avidor (415) 445-3234 jon@marketstreetpartners.com

Jazz Technologies, Inc. Announces Third Quarter 2007 Financial Results. Generates
$10.5 million EBITDA. Turns Free Cash Flow Positive.

Newport Beach, CA - (October 25, 2007) - Jazz Technologies, Inc. (Amex: JAZ) today announced financial results for its fiscal quarter ended September 28, 2007.

Financial Results
Third quarter 2007 revenues were $52.4 million. Specialty process business generated $41.1 million or 78% of total revenues. Third quarter net loss was $3.0 million or $0.13 per diluted share as compared to net loss of $12.7 million or $0.53 per diluted share in the second quarter of 2007. Net loss includes the impact of a $2.7 million net gain related to the purchase of a portion of Jazz Technologies’ convertible senior notes at a discount to their principal amount.

Third quarter 2007 EBITDA, a non-GAAP measurement, was $10.5 million as compared to second quarter EBITDA of $1 million. Excluding the gain from the purchase of the convertible senior notes, third quarter EBITDA was $7.8 million representing substantial sequential growth over the prior quarter.

Third quarter 2007 free cash flow, also a non-GAAP measure, was $4.4 million as compared to second quarter free cash flow of negative $3.4 million. Excluding gain from the purchase of the convertible senior notes, third quarter free cash flow was $1.7 million.

An explanation of EBITDA and free cash flow and a reconciliation of both measures to net loss is set forth at the end of this press release.

Third quarter 2007 capital expenditures were approximately $3.1 million. During the quarter, Jazz Technologies had net cash interest expense of $3.0 million. Third quarter depreciation expense was $8.2 million, and amortization of intangibles was $2.0 million.

Capacity utilization was approximately 88% during the third quarter of 2007 as compared to approximately 56% during the second quarter. Jazz Technologies estimates fourth quarter capacity utilization will be approximately 90% reflecting growing demand and ramping production volumes with major customers.

“We are pleased with our third quarter results,” said Gil Amelio, chairman and chief executive officer of Jazz Technologies. “In Q307 we became free cash flow positive ahead of our original fourth quarter target. We also achieved significant progress across key profitability metrics driven by our cost reduction efforts and emphasis on operational discipline. Utilization rates and order volume, which we believe serve as leading indicators for our overall performance, continued ramping up.”

Business Highlights

•
Introduced silicon platform that allows the integration of all of the principal components of a wireless device radio on a single chip, including the transceiver, antenna switch, power amplifier and controllers, potentially significantly reducing the cost of the front end module of a wireless device;

•	Selected by Infinera to provide design and volume manufacturing services for their new 100 Gigabit product line targeting high-speed optical networks;
•	Secured design win with Xceive for their next-generation family of silicon tuners, XC5000, and began initial volume shipments;
•	Started shipping first MEMs products, representing an emerging growth area for Jazz Technologies;
•
Announced new customer win with UK-based e2v. E2v will be using Jazz Technologies’ 0.18-micron SiGe BiCMOS process as a foundation for their next generation programmable data converter products targeting telecom infrastructure.

Capital Structure
On September 6, 2007 Jazz Technologies announced securities repurchases intended to simplify its capital structure. Transactions under this initiative included the repurchase of common shares, warrants and units and the repurchase of all of Jazz Technologies’ unit purchase options. As of September 28, 2007, the company had approximately 21.3 million common shares and 33.0 million warrants outstanding. Please refer to the press release from September 6th for additional details.

Jazz Technologies also purchased a portion of its convertible senior notes at a discounted purchase price ranging from 79.8% to 87.5% of the original principal value. Jazz used $17.5 million in cash to repurchase $20.6 million of notes. Of the $17.5 million, $0.3 million was used to pay accrued interest on the notes, resulting in a $3.4 million gain on this transaction. Net of $0.7 million in amortized deferred loan costs, the company recorded a net gain of $2.7 million on this transaction.

Fourth Quarter 2007 Business Outlook
“Going into the fourth quarter we see healthy inventory levels in our key end markets. Based on our backlog and utilization metrics, we expect fourth quarter sales in the range of $53 to $55 million,” said Paul Pittman, chief financial and administrative officer of Jazz Technologies.

Reconciliation of Second Quarter and Third Quarters GAAP Net Loss to EBITDA and Free Cash Flow
This press release contains certain non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization) and free cash flow (EBITDA minus net cash interest expense and sustaining capital expenditures). Jazz Technologies’ management believes that EBITDA provides insight into the company’s ability to service its indebtedness and free cash flow provides insight into the amount of cash that the company has available for discretionary uses after expenditures for interest and sustaining capital expenditures. In addition, these measures are presented because they are frequently used by securities analysts, investors and others in the evaluation of semiconductor companies.

Jazz Technologies, Inc.
Statements Of operations
Reconciliation of GAAP to Non-GAAP Figures

(All figures in millions)

	Q307	Q207
Net loss	$(3.0)	$(12.7)
Interest (Income)/Expense	3.4	3.3
Income & Other Taxes	(0.1)	0.2
Depreciation & Amortization	10.2	10.2
EBITDA	$10.5	$1.0

Sustaining Capital Expenditures	3.1	1.5
Net Cash Interest (Income)/Expense	3.0	2.9
Free Cash Flow	$4.4	$(3.4)

Neither EBITDA nor free cash flow is defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of the company’s profitability. EBITDA and free cash flow may not be comparable to similarly titled measures used by other companies.

About Jazz Technologies and Jazz Semiconductor
Jazz Technologies™ (AMEX: JAZ) is the parent company of its wholly owned subsidiary, Jazz Semiconductor, Inc.  Jazz Semiconductor® is an independent wafer foundry focused primarily on specialty CMOS process technologies, including High Voltage CMOS, SiGe BiCMOS and RFCMOS for the manufacture of highly integrated analog and mixed-signal semiconductor devices. The company's specialty process technologies are designed for customers who seek to produce analog and mixed-signal semiconductor devices that are smaller and more highly integrated, power-efficient, feature-rich and cost-effective than those produced using standard process technologies. Jazz Semiconductor’s customers target the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets. Jazz Semiconductor's U.S. wafer fabrication facilities, and its and Jazz Technologies’ executive offices, are located in Newport Beach, CA.  For more information, please visit and http://www.jazztechnologies.com and http://www.jazzsemi.com.

Forward-looking Statements
This press release, and other statements Jazz Technologies or Jazz Semiconductor may make, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Jazz Technologies’ and the industry’s future financial or business performance. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” “result” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Forward-looking statements include statements regarding the continued impact of our cost cutting programs, our expectations and forecasts regarding utilization rates, customer inventory levels, revenues, EBITDA and free cash flow for the remainder of 2007 and beyond, our expectations regarding industry conditions, the inventory correction in our industry and the recovery of demand, and any expectations relating to future purchases under our stock repurchase program.

Forward-looking statements are based largely on expectations and projections about expected financial and business performance for 2007 as well as future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Jazz Technologies’ actual results could differ materially from those anticipated in this press release and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include industry conditions, general economic and financial market conditions, Jazz Technologies’ ability to continue to implement, and the continued effectiveness of, cost saving measures, Jazz Technologies’ ability to continue to grow its specialty process business and the other risk factors and uncertainties disclosed in Jazz Technologies’ filings with the SEC. Jazz Technologies’ filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made.

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